TELESCAN , INC.                                           EXHIBIT 11
    Calculation of Earnings Per Share                                page 1 of 2
(in thousands, except per share amounts)

                                             Quarter Ended         Nine Months Ended
                                             September 30,           September 30,
                                         --------------------    -------------------
                                           1996        1995        1996        1995
                                         --------    --------    --------    -------
Primary:
Weighted average number of shares
   of common stock ...................     10,686       9,864      10,580      9,643
Assumed exercise of certain
   stock options (1) .................       --          --          --         --
Assumed exercise of stock warrants (1)       --          --          --         --
                                         --------    --------    --------    -------
                                           10,686       9,864      10,580      9,643
                                         ========    ========    ========    =======
Net income (loss) ....................   $   (884)   $    (78)   $ (2,357)   $  (275)
                                         ========    ========    ========    =======
Primary earnings per share:
Net income (loss) ....................   $  (0.08)   $  (0.01)   $  (0.22)   $ (0.03)
                                         ========    ========    ========    =======

Fully-diluted:
Weighted average number of shares
   of common stock ...................     10,686       9,864      10,580      9,643
Assumed exercise of certain
   stock options (1) .................       --          --          --         --
Assumed exercise of stock warrants (1)       --          --          --         --
                                         --------    --------    --------    -------
                                           10,686       9,864      10,580      9,643
                                         ========    ========    ========    =======
Net income (loss) ....................   $   (884)   $    (78)   $ (2,357)   $  (275)
                                         ========    ========    ========    =======
Fully-diluted earnings per share: ....   $  (0.08)   $  (0.01)   $  (0.22)   $ (0.03)
                                         ========    ========    ========    =======

(1) Assumed exercises are anti-dilutive for the above periods and are, therefore, excluded from the calculations of earnings per share

                                                                      EXHIBIT 11
                                                                     page 2 of 2

                         TELESCAN, INC. AND SUBSIDIARIES
             Statement Regarding Computation of Per Share Earnings
                    (in thousands, except per share amounts)


                                                               Days
                                                               Out-     Weighted
                                                  Shares     Standing    Shares
                                                  ------     --------    ------
Quarter Ended September 30, 1996:

Balance June 30, 1996 .......................     10,684         90      10,684

Common stock issuances ......................         13         12.4         2
                                                  ------                 ------

Balance September 30, 1996 ..................     10,697       --        10,686
                                                  ======                 ======

Nine Months Ended September 30, 1996:

Balance December 31, 1995 ...................     10,243        270      10,243

Common stock issuances ......................        454        200.3       337
                                                  ------                 ------

Balance September 30, 1996 ..................     10,697       --        10,580
                                                  ======                 ======